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                                                                    Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Alliance Gaming Corporation


As independent public accountants, we hereby consent to the incorporation of our report dated August 16, 2000 included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements (Nos. 33-45811, 33-45810, 333-25515, 333-20685, 333-10011 and 333-34077) on Forms S-3 and S-8.





                                         Arthur Andersen LLP



Las Vegas, Nevada
September 27, 2000